EXHIBIT 16
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Coopers & Lybrand L.L.P.
333 Market Street
San Francisco, CA  94105




January 9, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549




Gentlemen:


We have read the statements made by Pacific Telesis Group (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 4, 1997, as amended January 9, 1998. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,




/s/ Coopers & Lybrand L.L.P.

Coopers and Lybrand L.L.P.